Exhibit 4(mm)


                            FIXED RATE SENIOR NOTE

REGISTERED                                                 REGISTERED No. R-1
(euro)500,000,000                                            CUSIP: 617446HE2
                                                           ISIN: US617446HE26
                                                       COMMON CODE: 014596399



     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                       MORGAN STANLEY DEAN WITTER & CO.
                              5.75% NOTE DUE 2009

     Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FIVE HUNDRED MILLION EURO ((euro)500,000,000), on April 1, 2009 (the "Maturity Date"), and to pay interest thereon at the rate of 5.75% per annum from April 3, 2002, until the principal hereof is paid or duly made available for payment, annually in arrears on the 1st day of April in each year (each such date, an "Interest Payment Date"), commencing on April 1, 2003, and on the Maturity Date.

     Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, Morgan Stanley Dean Witter & Co. has caused this Registered Global Security to be duly executed.


DATED: April 3, 2002                   MORGAN STANLEY DEAN WITTER & CO.




                                       By:
                                            -----------------------------------
                                            Name:   Alexander C. Frank
                                            Title:  Treasurer





TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Securities referred
   to in the within-mentioned
   Senior Indenture.

JPMORGAN CHASE BANK,
   as Trustee



By:
    -----------------------------------------------
    Authorized Officer



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

                              Reverse of Security

     Interest on this Registered Global Security (as described below) will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including April 3, 2002, until, but excluding, the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Registered Global Security (or one or more predecessor Registered Global Securities) is registered at the close of business on the fifteenth day of the month preceding such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a, "Record Date"). As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (ii) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest payments on this Registered Global Security will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date, as the case may be.

     In the case where an Interest Payment Date or the Maturity Date does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date, and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date to such next succeeding Business Day.

     Payment of the principal of this Registered Global Security, any premium and the interest due on the Maturity Date will be made upon surrender of this Registered Global Security at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, at the office or agency of the Euro Paying Agent, as defined below, or at such other paying agency as the Issuer may determine (each, a "Paying Agent," which term shall include the Euro Paying Agent). Payment of the principal of and interest on this Registered Global Security will be made in euro; provided, however, that at the option of the Issuer, interest may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holder at its last address as it appears on the registry books of the Issuer.

     This Registered Global Security is one of the duly authorized debt securities of the Issuer (the "Securities" and, individually, a "Security") issued or to be issued under and pursuant to an Amended and Restated Senior Indenture dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor Trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Senior Indenture are hereby incorporated by reference herein. The Securities may be issued in one or more



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

series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Senior Indenture. This security is a Registered Global Security of a series of Securities designated as the 5.75% Notes Due 2009 of the Issuer (the "Notes"). The Issuer has appointed JPMorgan Chase Bank, acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as a paying agent for the Notes in the United States and JPMorgan Chase Bank, London Branch, at its corporate trust office in London, as an additional paying agent for the Notes outside the United States (the "Euro Paying Agent," which term includes any additional or successor Euro Paying Agent appointed by the Issuer).

     The Notes will not be subject to any sinking fund, will not be redeemable and will not be repayable at the option of the Holder prior to maturity.

     This Registered Global Security and all obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Registered Global Security, and any Registered Global Security or Registered Global Securities issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and in denominations of (euro)1,000 and any integral multiple of (euro)1,000 in excess thereof.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in the Borough of Manhattan, The City of New York, a register for the registration and transfer of Notes. Subject to the limitations, terms and conditions set forth herein and in the Senior Indenture, this Registered Global Security may be transferred at either the aforesaid New York office of the Trustee or at the London office of the Trustee by surrendering this Registered Global Security for cancellation, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Registered Global Security or Registered Global Securities having identical terms and provisions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in
Section 2.08 of the Senior Indenture, this Registered Global Security is exchangeable at the office of the Trustee for definitive registered Notes without coupons of authorized denominations in an equal aggregate principal amount and having identical terms and provisions as the surrendered Registered Global Security.

     All Registered Global Securities surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Issuer and the Trustee and executed by the registered Holder or by the Holder's attorney duly authorized in writing. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.



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

     In case an Event of Default, as defined in the Senior Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

     The Senior Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series issued under such Senior Indenture then Outstanding and affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Senior Indenture or modify in any manner the rights of the Holders of the Securities of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding Security affected thereby, (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or impair or affect the rights of any Holder to institute suit for the payment thereof or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Senior Indenture, the consent of the Holders of which is required for any such modification. It is also provided in the Senior Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of all series with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may, on behalf of the Holders of all such Securities, waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to any default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Registered Global Security (unless revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Registered Global Security and any Securities which may be issued in exchange or substitution herefor or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Registered Global Security or such other Securities.

     No provision of this Registered Global Security or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Registered Global Security at the time, place and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Registered Global Security.

     The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Registered Global Security (whether or not this Registered Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Senior Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of penalty or assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     This Registered Global Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Registered Global Security, which are defined in the Senior Indenture and not otherwise defined herein, shall have the meanings assigned to them in the Senior Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Registered Global Security shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.



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


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



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[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Registered Global Security, and all rights thereunder, hereby irrevocably constituting and appointing


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attorney to transfer such security on the books of the Issuer, with full power of substitution in the premises.


Dated:                             Signature:
       ------------------------              ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Registered Global Security in every particular without alteration or enlargement or any change whatsoever.



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